Exhibit 10.12(a)

ACM RESEARCH, INC.

INCENTIVE STOCK OPTION AGREEMENT

This Agreement is made as of                  between ACM RESEARCH. INC., a California corporation (the “Company”) and                  (“Optionee”).

RECITALS:

WHEREAS, the Company has adopted the 1998 Stock Option Plan (the “Plan”), which Plan is incorporated in this Agreement by reference and made a part of it; and

WHEREAS, the Company regards Optionee as a valuable employee or consultant of the Company, and has determined that it would be to the advantage and in the interests of the Company and its shareholders to grant the options provided for in this Agreement to Optionee as an inducement to remain in the service of the Company and as an incentive for increased efforts during such service;

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties to this Agreement hereby agree as follows:

1. Option Grant. The Company hereby grants to Optionee the right and option to purchase from the Company on the terms and conditions hereinafter set forth, all or any part of an aggregate of                  shares of the Common Stock of the Company (the “Stock”). This option is intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) to qualify as an Incentive Stock Option. The option Grant Date shall be                 .

2. Option Price. The purchase price of the Stock subject to this option shall be $             per share (the “Option Price”) as determined by the Board of Directors of the Company or a committee designated by it (the “Committee”).

3. Option Period. This option shall be exercisable only during the Option Period (as defined below), and during such Option Period, the exercisability of the option shall be subject to the limitations of Section 4 hereof. The “Option Period” shall commence on the Grant Date and except as provided in Section 4 hereof shall terminate (the “Termination Date”) ten (10) years from the Grant Date.

4. Limits on Option Period. The Option Period may end before the Termination Date, as follows:

(a) Termination of Employment. If Optionee ceases to be a bona fide employee of the Company or for any reason other than disability [within the Meaning of subsections (d)] or death during the Option Period, the Option Period shall terminate one (1) month after the date of such cessation of employment or on the Termination Date, whichever shall first occur, and the option shall be exercisable only to extent exercisable under Section 5 hereof on the date of Optionee’s cessation of employment.

(b) Termination of Status as Service Provider. Should Optionee cease to be a Service Provider to the Company, the Option Period shall terminate three (3) months after the date when

Optionee ceases to be a Service Provider, and the option shall be exercisable only to the extent exercisable under Section 5 hereof on the date that Optionee ceases to be a Service Provider. Optionee shall be deemed to be a Service Provider so long as Optionee continues to render services to the Company in the same or greater capacity that he/she renders them as of the date of this Agreement, whether as an employee or an independent contractor or consultant.

(c) Death. If Optionee dies while in the employ of the Company or any of its Affiliates, the Option Period shall end twelve (12) months after the date of death or on the Termination Date, whichever shall first occur, and Optionee’s executor or administrator or the person or persons to whom Optionee’s rights under this option shall pass by will or by the applicable laws of descent and distribution may exercise this option on to the extent exercisable under Section 5 hereof on the date of Optionee’s death.

(d) Disability. If Optionee’s employment is terminated by reason of disability, the Option Period shall end twelve (12) months after date of Optionee’s cessation of employment or on the Termination Date, whichever shall first occur, and the option shall be exercisable only to the extent exercisable under Section 5 hereof on the date of Optionee’s cessation of employment.

(e) Leave of Absence. If Optionee is on a leave of absence from the company because of his or her disability, or for the purpose of serving the government of the country in which the principal place of employment of Optionee is located, either in a military or civilian capacity or for such other purpose or reason as the Committee may approve, Optionee shall not be deemed during the period of such absence, by virtue of such absence alone, to have terminated employment with the Company except as the Committee may otherwise expressly provide.

5. Vesting of Right to Exercise Options. Subject to other limitations contained in this Agreement, the Optionee shall have the right to exercise the option such that the options are fully exercisable as follows:

Any portion of the option that is not exercised shall accumulate and may be exercised at any time during the Option Period prior to the Termination Date. No partial exercise of this option may be for less than five percent (5%) of the total number of shares then available under this option. In no event shall the Company be required to issue fractional shares.

6. Manner of Exercising Option.

(a) To exercise the Option with respect to all or any portion of the Optioned Shares for which the option is at the time exercisable. Optionee (or in the case of exercise after Optionee’s death, the Optionee’s executor, administrator, heir or legatee, as the case may be) must take the following actions:

(i) Execute and deliver to the Secretary of the Company the Notice of Exercise, and a stock purchase agreement (the “Purchase Agreement”) upon the Company’s request.

(ii) Pay on the exercise date the aggregate Option Price for the purchased shares in cash or by check.

(iii) Furnish to the Company appropriate documentation that the person or persons exercising the Option, if other than Optionee, have the right to exercise the Option. Optionee may exercise the option with respect to all or any part of the shares of Stock then subject to such exercise as follows:

(b) Execution of Agreements. Optionee (and Optionee’s spouse, if any) shall be required, as a condition precedent to acquiring Stock through exercise of the option, to execute one or more agreements relating to obligations in connection with ownership of the Stock or restrictions on transfer of the Stock no less restrictive than the obligations and restrictions to which the other shareholders of the Company are subject at the time of such exercise.

(c) Investment Representations. If required by the Committee, Optionee shall give the Company satisfactory assurance in writing, signed by Optionee or his or her legal representative, as the case may be, that such shares are being purchased for investment and not with a view to the distribution thereof, provided that such assurance shall be deemed inapplicable to (l) any sale of such shares by such Optionee made in accordance with the terms of a registration statement covering such sale, which may hereafter be filed and become effective under the Securities Act of 1933, as amended (the “Securities Act”), and with respect to which no stop order suspending the effectiveness thereof has been issued, and (2) any other sale of such shares with respect to which in the opinion of counsel for the Company, such assurance is not required to be given in order to comply with the provisions of the Securities Act.

(d) Delivery of Certificates. As soon as practicable after receipt of the notice required in Section 6(a) above and satisfaction of the conditions set forth in Section 6(b) and 6(c) above, the Company shall, without transfer or issue tax and without other incidental expense to Optionee, deliver to Optionee at the office of the company, or such other place as may be mutually acceptable to the company and Optionee, a certificate or certificates of such shares of Stock; provided, however, that the time of such delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with applicable registration requirements under the Securities Act, the Securities Exchange Act of 1934, as amended, any applicable listing requirements of any national securities exchange. and requirements under any other law or regulation applicable to the issuance or transfer of such shares.

7. Corporate Transactions.

(a) Definition. For purposes of this Section 7, a “Corporate “Transaction” shall include any of the following shareholder-approved transactions to which the Company is a party:

(i) a merger or consolidation in which the Company is not the surviving entity, except for (1) a transaction the principal purpose of which is to change the state of the Company’s incorporation, or (2) a transaction in which the Company’s shareholders immediately prior to such merger or consolidation hold (by virtue of securities received in exchange for their shares in the Company) securities of the surviving entity representing more than fifty percent (50%) of the total voting power of such surviving entity immediately after such transaction.

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company unless the Company’s shareholders immediately prior to such sale, transfer or other disposition hold (by virtue of securities received in exchange for their shares in the Company) securities of the purchaser or other transferee representing more than fifty percent (50%) of the total voting power of such entity immediately after such transaction; or

(iii) any merger in which the Company is the surviving entity but in which the Company’s shareholders immediately prior to such merger do not hold (by virtue of their shares in the Company held immediately prior to such transaction) securities of the surviving entity (by virtue of their shares in the Company held immediately prior to such transaction) representing more than fifty percent, (50%) of the total voting power of the surviving entity immediately after such transaction.

(b) Effect. In the event of any Corporate Transaction, this option shall terminate immediately prior to the specified effective date of the Corporate Transaction unless assumed by the successor corporation or its parent company, pursuant to options providing substantially equal value and having substantially equivalent provisions as the options granted pursuant to this Agreement. In the event of any Corporate Transaction, the Company’s rights under Section 8 hereof shall terminate,

8. Right of First Refusal.

(a) Grant of Right. The Company is hereby granted the right of first refusal (the “First Refusal Right”), exercisable in connection with any proposed sale or other transfer of the Stock acquired by Optionee upon exercise of this option. For purposes of this Section, the term “transfer” shall include any assignment, pledge, encumbrance, or other disposition for value of the Stock intended to be made by the Owner (defined below), but shall not include any of the permitted transfers under Section 8(f) below. For purpose of this section, the term ‘‘Owner” shall include the Optionee or any subsequent holder of the Stock who derives his or her chain of ownership through a transfer permitted by Section 8(f) below.

(b) Notice of Intended Disposition. In the event the Owner desires to accept a bona fide third-party offer for any or all the Stock (the shares subject to such offer to be hereinafter called, solely for the purposes of this Section, the “Target Shares”), Owner shall promptly deliver to the Secretary of the Company written notice (the “Disposition Notice”) of the offer and the basic terms and conditions thereof, including the proposed purchase price.

(c) Exercise of Right. The Company (or its assignee) shall, for a period of twenty (20) days following receipt of the Disposition Notice, have the right to repurchase any or all of the Target Shares specified in the Disposition Notice upon substantially the same terms and conditions specified therein. Such right shall be exercisable by written notice (the “Exercise Notice”) delivered to Owner prior to the expiration of the twenty (20) day exercise period. If the Exercise Notice pertains to all the Target Shares specified in the Disposition Notice, then the Company (or its assignees) shall affect the repurchase of such Target Shares, including payment of the purchase price, not more than five (5) business days after delivery of the Exercise Notice; and at such time Owner shall deliver to the Company the certificates representing the Target shares to be repurchased, each certificate to be properly endorsed for transfer. Should the purchase price specified in the Disposition Notice be payable in property other than cash or evidences of indebtedness, the Company (or its assignees) shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property. If the Owner and the Company (or its assignees) cannot agree on such cash value within ten (10) days after the Company’s receipt of the Disposition notice, the valuation shall be made by an appraiser of recognized standing selected by the Owner and the Company (or its assignees) or if they cannot agree on an appraiser within twenty (20) days after the company’s receipt of the Disposition Notice, each shall select an appraiser of recognized standing and the two appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. The closing shall then be held on the later of (i) the fifth business day following delivery of the Exercise Notice or (ii) the 15th day after such cash valuation shall have been made.

(d) Non-Exercise of Right. In the event the Exercise Notice is not given to

Owner within twenty (20) days following the date of the Company’s receipt of the Disposition Notice, Owner shall have a period of ninety (90) days thereafter in which to sell or otherwise dispose of the Target Shares upon terms and conditions (inducting the purchase price) no more favorable to the third party purchaser than those specified in the Disposition Notice, The Third-party purchaser shall acquire the Target shares subject to all the terms and provisions of this Agreement. All transferees of the Target Shares shall be required as a condition of such transfer to agree in writing (in a form satisfactory to the Company) that such transferee shall receive and hold the Target Shares subject to the provisions of this Agreement. In the event Owner does not sell or otherwise dispose of the Target shares within the specified ninety (90) day period, the Company’s First Refusal Right shall continue to be applicable to any subsequent disposition of the Target Shares by Owner until such right lapses in accordance with Section 12 hereof.

(e) Partial Exercise of Right. In the event the Company (or its assignees) makes a timely exercise of the First Refusal Right with respect to a portion, the Owner shall have the option, exercisable by written notice to the Company delivered within ninety (90) days after the date of the Disposition Notice, to affect the sale of the Target Shares pursuant to one of the following alternatives:

(i) sale or other distribution of all the Target Shares to a third-party purchaser in compliance with the requirements of Section 8(d) above, as if the Company did not exercise the First Refusal Right hereunder; or

(ii) sale to the Company (or its assignees) of the portion of the Target Shares which the Company (or its assignees) has elected to purchase, such sale to be effected in substantial conformity with the provisions of Section 8(c) above.

Failure of Owner to deliver timely notification to the Company under this Section 8(e) shall be deemed to be an election by Owner to sell the Target Shares pursuant to alternative (ii) above,

(f) Exempt Transfers. The Company’s First Refusal Right under this Section shall not apply to transfers of the Stock by will or the laws of descent and distribution; provided, however, that all of the terms of this Agreement shall remain in effect as to such transferred Stock to a revocable trust for the sole benefit of Owner, his or her spouse, or his or her lineal descendants, or to his or her spouse or his or her lineal descendants subject to an irrevocable voting trust of a duration of ten (10) years , without the written permission of the Company, provided said Owner is trustee and prior written notice (together with a copy of the trust agreement) give to the Company within thirty (30) days thereafter. The trustee shall hold such Stock subject to all the provisions hereof, and shall make no further transfers other than as provided therein. Upon the death, total disability, or termination of employment of the transferor Owner, the successor trustee or any cotrustee (and any subsequent transferee) shall be required to sell, transfer to present said Stock for purchase as provided herein, for the price and on the terms hereafter set forth as if such successor trustee and subsequent transferee were the transferor Owner. Such transferee shall make no further transfers other than as provided herein, and any attempted transfer in violation of this Section 8 shall be null and void and shall be disregarded by the Company. All references herein to Stock shall be deemed to include Stock owned by any such successor trustee or subsequent transferee, except that payment for such trustee and transferee Stock shall be made to the trustee and transferee instead of to the original Owner or his or her estate.

9. Adjustment for Changes in Stock. If there should be any change in a class of Stock subject to this option, through merger, consolidation, reorganization, recapitalization, reincorporation,

stock split, stock dividend or other change in the capital structure of the Company (except for a Corporate Transaction described in Section 7 hereof), the Company shall make appropriate adjustments in the number of shares of such Stock subject to this option in the price per share. Any new, substituted or additional securities or property which is distributed with respect to the Stock shall be immediately subject to the provisions of Section 8, but only to the extent the Stock is at such time covered by such provisions. Any adjustment made pursuant to this Section as a consequence of a change in the capital structure of the Company shall not entitle Optionee to acquire a number of shares of such Stock of the Company or shares of stock of any successor company greater than the number of shares Optionee would receive if, prior to such change, Optionee had actually held a number of shares of such Stock equal to the number of shares then subject to this option.

10. Limitations on Transfer of Option. This option shall, during Optionee’s lifetime, be exercisable only by Optionee, and neither this option nor any right hereunder shall be transferable by Optionee by operation of law or otherwise other than by will or the laws of descent and distribution. In the event of any attempt by Optionee to alienate, assign, pledge, hypothecate, or otherwise dispose of this option or of any right hereunder, except as provided for in this Agreement, or in the event of the levy of any attachment, execution, or similar process upon the rights or interest hereby conferred, the Company at its election may terminate this option by notice to Optionee and this option shall thereupon be null and void,

11. Lapse. The Company’s First Refusal Right under Section 8 shall lapse and cease to have effect upon one of the following events whichever occurs first:

(a)	the Company is merged into, or sells its assets to, or exchanges stock with, another corporation which has, after such merger, sale of assets or exchange of stock, consolidated total assets of at least $10,000,000 and is qualified to be listed on NASDAQ, or

(b)	engages in an initial public offering with a minimum share price of $5.00 and total offering proceeds of at least $10,000,000.00.

12. No Shareholder Rights. Neither Optionee nor any person entitled to exercise Optionee’s rights in the event of his or her death shall have any of the rights of a shareholder with respect to the shares of Stock subject to this option except to the extent the certificates for such shares shall have been issued upon the exercise of this option.

13. NO EFFECT ON TERMS OF EMPLOYMENT OR SERVICE CONTRACT. SUBJECT TO THE TERMS OF ANY WRITTEN EMPLOYMENT CONTRACT TO THE CONTRARY, THE COMPANY SHALL HAVE THE RIGHT TO TERMINATE OR CHANGE THE TERMS OF EMPLOYMENT OF OPTIONEE AT ANY TIME AND FOR ANY REASON WHATSOEVER, WITH OR WITHOUT CAUSE. FURTHERMORE, NOTHING IN THIS AGREEMENT OR IN THE PLAN SHALL CONFER UPON THE OPTIONEE ANY RIGHT TO CONTINUE IN THE SERVICE OF THE COMPANY FOR ANY PERIOD OF SPECIFIC DURATION.

14. Notice. Any notice required to be given under the terms of this Agreement shall be addressed to him or her at the address given by him or her beneath his or her signature to this Agreement, or such other address as either party to this Agreement may hereafter designate in writing to the other. Any such notice shall be deemed to have been duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, express or certified and deposited (postage or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Post Office.

15. Lock-up Agreement.

(a) Agreement. Optionee, if requested by the Company and the lead underwriter of any public offering of the Common Stock or other securities of the Company (the “Lead Underwriter”), hereby irrevocable agrees not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of any interest in any Common Stock of the Company (the “Common Stock”) or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Common Stock (except Common Stock included in such public offering or acquired on the public market after such offering) during the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act, or such shorter period of time as the Lead Underwriter shall specify. Optionee further agrees to sign such documents as may be requested by the Lead Underwriter to affect the foregoing and agrees that the Company may impose stop-transfer instructions with respect to such Common Stock until the end of such period. The Company and Optionee acknowledge that each Lead Underwriter of a public offering of the Company’s stock, during the period of such offering and for the 180-day period thereafter, is an intended beneficiary of this Section.

(b) Permitted Transfers. Notwithstanding the foregoing, Section 16(a) hereof shall not prohibit Optionee from transferring any shares of Common Stock or securities convertible into or exchangeable or exercisable for the Company’s Common Stock either during Optionee’s lifetime or on death by will or intestacy to Optionee’s immediate family or to a trust the beneficiaries of which are exclusively Optionee and/or a member or members of Optionee’s immediate family; provided. however, that prior to any such transfer, each transferee shall execute an agreement pursuant to which each transferee shall agree to receive and hold such securities subject to the provisions of this Section. For the purposes of this Section, the term “immediate family” shall mean spouse, lineal descendant, father, mother, brother or sister of the transferor.

(c) No Amendment Without Consent of Underwriter. During the period from identification as a Lead Underwriter in connection with any public offering of the Company’s Common Stock until the earlier of (i) the expiration of the lock-up period specified in Section 16(a) hereof in connection with such offering or (ii) the abandonment of such offering by the Company and the Lead Underwriter, the Provisions of this Section may not be amended or waived except with the consent of the Lead Underwriter.

16. Committee Decisions Conclusive. All decisions of the Committee upon any question arising under the Plan or under this Agreement shall be conclusive.

17. Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company. Where the context permits, “Optionee” as used in this Agreement shall include Optionee’s executor, administrator or other Legal representative or the person or persons to whom Optionee’s rights pass by will or the applicable laws of descent and distribution.

18. Restrictive Legends. All certificates for shares of the Stock shall bear the following legends, in addition to any other legends required by applicable state securities law and securities commissioners:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”),

OR UNDER ANY STATE SECURITIES LAWS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT EFFECT WITH RESPECT TO THESE SECURITIES UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF LEGAL COUNSEL SATISFACTORY TO THE COMPANY THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND APPLICABLE STATE SECURITIES LAWS.”

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED UNDER THE LIMITED OFFERING EXEMPTION PROVIDED BY SECTION 25102(f) OF THE CALIFORNIA CORPORATIONS CODE.”

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE COMPANY’S RIGHT OF FIRST REFUSAL AND A ONE HUNDRED EIGHTY (180) DAY LOCK-UP RESTRICTION PROVIDED IN THE COMPANY’S INCENTIVE/NON-STATUTORY STOCK OPTION AGREEMENT.”

19. Construction. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in the option.

20. California Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California.

21.	Copy of Plan. Optionee hereby acknowledges receipt of a copy of the Plan.

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IN WITNESS WHEREOF, the Company and Optionee have executed this Agreement as of the day and year first above written.

ACM Research, Inc.	OPTIONEE

By:

CONSENT OF SPOUSE (If married)